EXHIBIT 2.6 STOCK EXCHANGE AGREEMENT

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE " 1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 28th day of February 1999, by and between Ascot Industries, Inc., a Nevada corporation, (the "ISSUER") and American Internet Technical Centers, Inc. and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of American Internet Technical Centers, Inc., a Florida corporation. ("AIT")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 10,000,000 shares of the common stock of ISSUER, $.001 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of the AIT, such that AIT shall become a wholly owned subsidiary of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and AIT the following:

          i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

          ii. Capital. The authorized capital stock of ISSUER cornetists of 20,000,000 shares of common stock, $.001 par value, of which 11,600,000 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001, none of which are issued. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of

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     the outstanding shares of ISSUER are subject  to  any  stock  restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

         iii. Financial Statements. Exhibit B to this Agreement includes the balance sheet of ISSUER as of February 28, 1999, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

         iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

         vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

         vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material tact the omission of which would be misleading.

         viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.


         ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER . ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

         x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened

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against  ISSUER and ISSUER is not subject to or in default  with  respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

         xii. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

(1)      Articles of Incorporation;
(2)      Bylaws;
(3)      Minutes of Shareholders Meetings;
(4)      Minutes of Directors Meetings;
(5)      List of Officers and Directors;
(6) Balance Sheet as of February 28, 1999 together with other financial statements described in Section 2(iii);
(7) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

         xiii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Nevada.

         xiv. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS I here is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

         3. SHAREHOLDERS and AIT represent and warrant to ISSUER the following:

          i. Organization. AIT is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of AIT have been valid and in accordance with the laws of Florida.

          ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holdings of 100% of AIT's shareholders.

          iii. Listing Stock for Trading. Upon closing, SHAREHOLDERS and AIT shall take all steps reasonably necessary to get the ISSUER's common stock listed for trading in NASD Automated Bulletin Board and to, as soon as practicably possible, have the company listed with Standard and Poors or Moodys in their Accelerated Corporate Report.


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


          iv. Counsel. SHAREHOLDERS and AIT represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, the law offices of Donald F. Mintmire & Associates has acted as exclusive counsel to the ISSUER and has not represented either the SHAREHOLDERS or AIT in any manner whatsoever.

         4. INVESTMENT INTENT. SHAREHOLDERS agrees that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration ( a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         5. CLOSING. The closing of this transaction shall take place at the law offices of Donald F. Mintmire, 265 Sunrise Ave., Suite 204, Palm Beach, Florida. Unless the closing of this transaction takes place on or before February 28, 1999, then either party may terminate this Agreement.

         6. DOCUMENTS TO BE DELIVERED AT CLOSING.

         i.       By the ISSUER

                  (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 10,000,000 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in AIT.

                  (2) The resignation of all officers of ISSUER.

                  (3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER.

                  (4) The resignation of all the directors of ISSUER, except that of SHAREHOLDER'S designee, dated subsequent to the resolution described in 3, above.

                  (5) Unaudited financial statements of ISSUER, which shall include a balance sheet dated as of February 28, 1999 and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                  (6) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  (7) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.

                  (8) Within 30 days of closing, a private placement memorandum pursuant to Rule 504 of Regulation D as promulgated under the Securities Act of 1993.


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



          (9) An Opinion Letter from ISSUER's Attorney attesting to the validity and condition of the ISSUER.

         ii.      By SHAREHOLDERS AND AIT:

                  (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates of this Agreement representing 100% of the issued and outstanding stock of AIT.

                  (2) Consents signed by all the shareholders of AIT consenting to the terms

         7.       REMEDIES.

         i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Palm Beach County, Florida in accordance with the Commercial Rules of the American Arbitration Association then existing. The arbitrator assigned shall have authority and power to decide all arbitratible issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorneys fees from the non-prevailing party.

         8. MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          v. Entire Agreement.  This Agreement contains the entire Agreement and
     understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.


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


          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

         ISSUER:           Dale B. Finfrock
                           P.O. Box 669
                           Palm Beach, FL 33480

         Copy to:          Donald F. Mintmire, Esquire
                           265 Sunrise Ave., Suite 204,
                           Palm Beach, Florida 33480

         AIT:              J. Bruce Gleason
                           1500 E. Atlantic Blvd.
                           Pompano Beach, FL 33060

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 28th day of February, 1999.

ASCOT INDUSTRIES, INC.

By       Dale B. Finfrock, President



AMERICAN INTERNET TECHNICAL CENTERS, INC.

By:      J. Bruce Gleason, President



                    Exhibits to the Stock Exchange Agreement
                              ASCOT INDUSTRIES, INC
                                Formed in Nevada

                Federal Employer Identification Number (Tax ID):
                                  65-08 1 5743




Corporate Creations
(305) 672-0686


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



                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ASCOT INDUSTRIES, INC. did on February 24, 1998, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on February 25,1998.

/s/ Secretary of State

/s/ Certification Clerk



                            Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                 State of Nevada


1. NAME OF CORPORATION: Ascot Industries, Inc.

2. RESIDENT AGENT:

Name of Resident Agent: National Registered Agents, Inc. of Nevada .

Street Address:  400 West King Street     Carson City, NV 89703

Mailing Address (if different):

3. AUTHORIZED SHARES. (number of shares the Corporation is authorized to issue)

Number of shares with per value 20,000,000 Par value:$.001
Number of shares without par value:

4. GOVERNING BOARD: shall be styled as (check one):  X Directors
                                                       __ Trustees
The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

Dale B. Finfrock, Jr.        P.O. Box 669 Palm Beach FL 33480

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78.037: States that the articles of Incorporation may also contain a provision eliminating or limiting the personal liability of a directors or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct


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or fraud.  Do you want this provision to be part of your  articles?  Please check one of the following: YES

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.
NUMBER OF PASTES ATTACHED 1

8.  SIGNATURES  OF  INCORPORATORS:   The  names  and  address  of  each  of  the
incorporators signing the articles:

Corporate Creations International Inc.
941 Fourth Street #200 Miami Bach, Fl 33139

CORPORATE CREATIONS INTERNATIONAL, INC.
Greg K. Kuroda, Vice President

9 CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

National Registered Agents, Inc.of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

NATIONAL REGISTERED AGENTS, INC. OF NEVADA         DATE: 2/23/98

                           Articles of Incorporation
                              (PURSUANT TO NRS 78)
                                State of Nevada

STATE OF NEVADA Secretary of State

In Edition to the shares specified in Section 3, the Corporation shall have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors. The Corporation elects not to be governed by the provisions of AIRS 78.378 to 78.3793 governing the acquisition of a controlling interest in the Corporation.


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                    Written Consent of Directors to Organize
                             ASCOT INDUSTRIES, INC.

The Board of Directors hereby takes the following actions by unanimous written consent to organize this Nevada corporation:

         1. Articles of Incorporation. The articles of incorporation of the Corporation are approved.

         2. Officers. The following persons are appointed to the offices set forth opposite their names to serve until their successors are appointed:

President    Dale B. Finfrock, Jr.

Secretary    Dale B. Finfrock, Jr.

Treasurer    Dale B. Finfrock, Jr.


         3. Bylaws. The bylaws that are in the Corporate Records binder adopted and approved as the bylaws of the Corporation.

         4. Stock Certificates. The common stock certificates that are in the Corporate Records binder are approved as the form to be used in issuing shares of common stock of the Corporation.

         5. Bank Account. The officers are directed to open an account with a bank or other financial institution and to deposit in that account all funds of the Corporation. All resolutions required to open an account in accordance with this paragraph are adopted as the action of the Board of Directors.

         6. Organizational and Start-up Expenditures. The officers of the Corporation are authorized to elect to amortize organizational and qualified start-up expenditures in accordance with Sections 248 and 195 of the Internal Revenue Code, as amended.

         7. Approval of Prior Actions. All lawful actions by the incorporator and its representatives which were taken on behalf of the Corporation prior to the effective date of this written consent are approved.

         8. Subscription For Shares of the Corporation. For the consideration determined by the Board of Directors to be adequate, the Corporation will issue a stock certificate for shares of the Corporation's common stock to each person named below:

Shares   Shareholder

                  Dale B. Finfrock, Jr.

The undersigned, constituting the Corporation's entire Board of Directors executed this written consent effective as of the 27 day of February, 1998 .

/s/ Dale B. Finfrock /s/


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



                                     Bylaws
                                       of
                             ASCOT INDUSTRIES, INC.

                              ARTICLE I. DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be shareholders of the Corporation. Residents of any state may be directors.

Section 2. Compensation. The shareholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the shareholders, the directors shall serve in such capacity without compensation.

Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arriving) to the holding of the meeting or transacting the specified business at the meeting, or if the director votes against the action taken or abstains from voting because of an asserted conflict of interest.

Section 4. Number. The Corporation shall have at least the minimum number of directors required by law. The number of directors may be increased or decreased from time to time by the Board of Directors.

Section 5. Election and Term. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting or until their earlier resignation, removal from office or death. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director.

A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees each of which must have at least two members. Each committee shall have the authority set forth in the resolution designating the committee.

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Section  10.  Place of Meeting.  Regular  and  special  meetings of the Board of
Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting

Section 11. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice at the time and on the date designated by resolution of the Board of Directors Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, unless a director objects to the transaction of business (promptly upon arrival at the meeting) because the meeting is not lawfully called or convened Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors Meetings of the Board of Directors may be called by the President or the Chairman of the Board of Directors. Members of the Board of Directors and any committee of the Board may participate in a meeting by telephone conference or similar Directors and participate in a meeting by telephone communications equipment if all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 12. Action by Written Consent. Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a consent in writing setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the election of officers and for such other business as may properly come before the meeting shall be held at such time and place as designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the shareholders shall be held when directed by the President or when requested in writing by shareholders holding at least 10% of the Corporation's stock having the right and entitled to vote at such meeting. A meeting requested by shareholders shall be called by the President for a date not less than 10 nor more than 60 days after the request is made. Only business within the purposes described in the meeting notice may be conducted at a special shareholders' meeting.

Section 3. Place. Meetings of the shareholders will be held at the principal place of business of the Corporation or at such other place as is designated by the Board of Directors.


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

Section 4. Notice. A written notice of each meeting of shareholders shall be mailed to each shareholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a shareholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee. All shareholders may waive notice of a meeting at any time.

Section 5. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders or any adjournment thereof may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation's officer or agent authorized to tabulate votes. No proxy shall be valid more than 11 months after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8. Validation. If shareholders who hold a majority of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Conduct of Business By Written Consent. Any action of the shareholders may be taken without a meeting if written consents, setting forth the action taken, are signed by at least a majority of shares entitled to vote and are delivered to the officer or agent of the Corporation having custody of the Corporation's records within 60 days after the date that the earliest written consent was delivered. Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates dissenters' rights, the notice shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares upon compliance with and as provided for by the state law governing corporations.

                              ARTICLE III. OFFICERS

Section 1. Officers: Election

1; Resignation; Vacancies. The Corporation shall have the orders and assistant officers that the Board of Directors appoint from time to time Except as otherwise provided in an employment agreement which the Corporation has with an officer, each officer shall serve until a successor is chosen by the directors at a regular or special meeting of the directors or until removed. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors. A person may hold two or more Offices.

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

Any officer may resign at any time upon written notice to the Corporation The resignation shall be effective upon receipt, unless the notice specifies a later date If the assignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3. Removal of Officers. An officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board with or without cause whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer, agent or member of a committee shall not of itself create contract rights. Any officer, if appointed by another officer, may be removed by that officer.

Section 4. Salaries. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 5. sank Accounts. The Corporation shall have accounts with financial institutions as determined by the Board of Directors.

                            ARTICLE IV. DISTRIBUTIONS

         The Board of Directors may, from time to time, declare distributions to its shareholders in cash, property, or its own shares, unless the distribution would cause (i) the Corporation to be unable to pay its debts as they become due in the usual course of business, or (ii) the Corporation's assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose rights are superior to those receiving the distribution. The shareholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of law.


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

                          ARTICLE V. CORPORATE RECORDS


Section 1 Corporate Records. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation. The Corporation shall maintain accurate accounting records and a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

         The Corporation shall keep a copy of its articles or restated articles of incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all shareholders' meetings and records of all actions taken by shareholders without a meeting for the past three years; written communications to all shareholders generally or all shareholders of a class of series within the past three years, including the financial statements furnished for the last three years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Department of State.

Section 2. Shareholders' Inspection Rights. A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any books and records of the Corporation. The shareholder must give the Corporation written notice of this demand at least five business days before the date on which he wishes to inspect and copy the record(s). The demand must be made in good faith and for a proper purpose. The shareholder must describe with reasonable particularity the purpose and the records he desires to inspect, and the records must be directly connected with this purpose. This Section does not affect the right of a shareholder to inspect and copy the shareholders' list described in this Article if the shareholder is in litigation with the Corporation. In such a case, the shareholder shall have the same rights as any other litigant to compel the production of corporate records for examination.

         The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding shareholder has within the two years preceding his demand, sold or offered for sale any list of shareholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of shareholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation o. any other corporation.

Section 3. Financial Statements for Shareholders Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4. Other Reports to Shareholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next annual shareholders meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting

                          ARTICLE V: STOCK CERTIFICATES

Section 1 Issuance The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President and the Secretary (or the Treasurer) The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2.

Registered Shareholders.

No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by law, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are canceled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 4. Lost, Stolen or Destroyed Certificates. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE VI I .             INDEMNIFICATION

Section 1 Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3 Savings Clause

If this Article or any portion of 1 is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ARTICLE VIII. AMENDMENT

         These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by a majority vote of the directors or by a vote of the shareholders holding a majority of the shares.

         I certify that these are the Bylaws adopted by the Board of Directors of the Corporation

                              Dale B. Finfrock Jr.
                            ---------------------
                                    Secretary

                                  Date: 2/27/98


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

       CERTIFICATE OF CHANGE OF RESIDENT AGENT AND LOCATION OF REGISTERED
                                     OFFICE
                               (Corporations Only)

                             Ascot Industries, Inc.


The change below is effective upon the filing of this document with the Secretary of State. Reason for change is change of resident agent.

Resident Agent Name: CSC Services of Nevada, INC.

Street & Suite:   502 East John Street

City, State, Zip:  Carson City, NV 89706

The resident agent and location of the registered office is changed to:

Resident agent name: CHQ Incorporated
Street Address:    1555 E. Flamingo Rd. Suite 155, Las Vegas, Nevada 89119
Mailing Address:   P.O. BOX 19118, Las Vegas, Nevada 89132

NOTE: For a corporation to file this certificate, the signature of one officer is required. This certificate does not need to be notarized.
/s/ Dale B. Finfrock, President /s/


Certificate of Acceptance of Appointment by Resident Agent: I, CHQ Incorporated, a Nevada corporation hereby accept the appointment as Resident Agent for the above-named corporation.

______________________________                Date ____________


                         CONSENT OF THE SOLE DIRECTOR OF
                    AMERICAN INTERNET TECHNICAL CENTERS, INC.

         The undersigned, being the sole director of American Internet Technical Centers, Inc., a Nevada corporation (hereinafter the Company") does hereby unanimously consent to the following actions taken and done at 10:00 A.M. on March 15, 1999.

         RESOLVED: To enter into an Agreement for the Exchange of Common Stock (the Agreement) with the shareholders of American Internet Technical Centers, Inc., a Florida corporation, pursuant to which in exchange for 100% of the issued and outstanding stock of American Internet Technical Centers, Inc., the Company will issue 10,160,000 shares of the Company's common stock to the shareholders of American Internet Technical Centers, Inc. as follows.

Name                                        Number of Shares

See attached list                           10,160,000


     RESOLVED: That Dale B. Finfrock, Jr. as president of the Company Is authorized to execute the Agreement, and to execute any and all documents in connection therewith, including to effectuate the issuance of the shares of common stock of the Company as called for in the Agreement to effectuate said exchange.

     RESOLVED: To elect the following persons as additional directors of the Company, to serve in such capacities until their successors are elected:

J. Bruce Gleason                    Chairman

     RESOLVED: To elect those persons to those offices set forth after their respective names, to serve in such capacities until their successors are elected:

J. Bruce Gleason                            President

     RESOLVED: To retire and cancel the 10,000,000 shares of the Company's common stock which were previously issued.

     RESOLVED:  At the close of this meeting,  to accept the resignation of Dale
B. Finfrock, Jr. as an officer and director of the Company.

     There being no further business before this Board at this time, the Meeting was adjourned.

/s/ Dale B. Finfrock, Jr. Sole Director /s/


ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENTS OF:

ASCOT INDUSTRIES, INC.

FOR THE PERIOD FEB 1999 TO 2000.  DUE BY FEB 28, 1999.    RA# 61182
         The Corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

         NATIONAL REGISTERED AGENTS OF NV
         202 S MINNESOTA
         CARSON CITY NV 89703



If the above information is incorrect, please check this box and a change of resident agent/address form will be sent.

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.

1. Include the name and address, either residence or business, for all officers and directors. A President, Secretary, Treasurer and all Directors must be named. There must be at least one director. Last year information may have been preprinted. If you need to make changes, cross out the incorrect information and insert the new information above it. An officer must sign the form. Form will be returned if unsigned.

2.        If there are additional directors, attach a list of them to this form.

3. Return the completed form with the $85.00 filing fee. A $15 penalty must be added for failure to file this form by the deadline. An annual list received more than 60 days before its due date shall be deemed and amended list for the previous year .

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

(4) Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business per NRS 78.155. If you need the below attachment stamped, enclose a self addressed stamped envelope. To receive a certified copy of this completed form, an additional $10.00 and appropriate instructions.
(5) Return the completed form to : Secretary of State , 101 North Carson Street, Suite #3, Carson City, NV 89701-4786. (702) 687-5203

FILING FEE $85.00                       PENALTY $15.00

PRESIDENT:        Dale B. Finfrock, Jr.; PO Box 669; Palm Beach, FL 33480
SECRETARY:        Dale B. Finfrock, Jr.; PO Box 669; Palm Beach, FL 33480
TREASURER:        Dale B. Finfrock, Jr.; PO Box 669; Palm Beach, FL 33480


I hereby certify this annual list.
/s/ Dale B. Finfrock, Jr.  President        Date:    2/24/99


                             ASCOT INDUSTRIES, INC.
                                  BALANCE SHEET
                                FEBRUARY 28, 1999

                                     ASSETS

Current Assets:

Cash                                                              0
         Total Current Assets                                     0
         Organizational Costs                               $16,000.00
         Total Assets                                       $16,000.00

                              SHAREHOLDERS' EQUITY

Shareholder's Equity:

Common Stock, par value $.001 per share;
         20,000,000 shares authorized,
         11,600,000 shares issued and outstanding             11,600.00
         Additional paid-in capital                           4,400.00
Total Shareholders' Equity                                    $16,000.00


                                   EXHIBIT A

SHAREHOLDERS OF AMERICAN INTERNET TECHNICAL CENTERS, INC.

NAME                                SHARES


                                              PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of Shares of Common Stock as of the date of this Memorandum by Company's officers and directors. All of the officers and directors as a group and each person who is known by the Company to beneficially own more that 5% of the outstanding Shares of Common Stock. The table indicates the number of shares beneficially owned and the percentage of ownership, respectively, assuming that the Offering is fully subscribed and all shares of Preferred Stock are converted into shares of Common Stock.

                                                  Percentage        Percentage
                                                  Prior to After
Name of Owner           Number of Shares          Offering          Offering

J. Bruce Gleason        5,100,000                 50.19             46.5%
Michael Umile           5,000,000                 49.2%             45.6%
Gary Walk                  30,000                  .3%               .27%
Bruce Drezner              30,000                  .3%               .27%

All Officers
As a Group             10,160,000                100%              92.64%

                                       73